As Filed with the Securities and Exchange Commission on June 29, 2018
Registration No. -

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TORCHMARK CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	63-0780404
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
3700 South Stonebridge Drive
McKinney, Texas 75070

(Address of principal executive offices)
American Income Life Insurance Company Exempt Employees 401(k) Profit Sharing Plan
(Full title of the plans)

Carol A. McCoy Torchmark Corporation 3700 South Stonebridge Drive McKinney, Texas 75070 (Name and address of agent for service)	Copy to: Justin L. Jackson, Esq. McAfee & Taft A Professional Corporation Two Leadership Square, Tenth Floor 211 North Robinson Oklahoma City, Oklahoma 73102

(972) 569-4000
(Telephone number, including area code, of agent for service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price	Amount of registration fee(2)
Common Stock, par value $1.00	50,000	$81.12	$4,056,000	$504.97

(1)
In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the American Income Life Insurance Company Exempt Employees 401(k) Profit Sharing Plan (the “Plan”).

(2)
Determined in accordance with Rule 457(c) and (h) under the Securities Act of 1933, based on the average of the high and low prices of the Registrant’s Common Stock as reported on the New York Stock Exchange on June 28, 2018.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Item 1. Plan Information (1)
Item 2. Registrant Information and Employee Plan Annual Information (1)
_____________

(1)
Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this registration statement in accordance with the Note to Part I of the Form S-8 and has been or will be sent or given to participants in the Plan as specified in Rule 428(b)(1).

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference
The following documents previously filed by the Registrant with the Securities and Exchange Commission are incorporated herein by reference:

1.	Annual Report on Form 10-K for the fiscal year ended December 31, 2017, as filed on February 27, 2018.

2.	Quarterly Report on Form 10-Q for the quarter ended March 31, 2018.

3.	Current Reports on Form 8-K as filed on March 1, 2018 and May 2, 2018 (as amended by Form 8-K/A filed on May 16, 2018).

4.	Annual Report on Form 11-K for the American Income Life Exempt Employees 401(k) Profit Sharing Plan for the fiscal year ended December 31, 2017, as filed on June 29, 2018.

5.
The description of the Registrant’s common stock contained in the Form 10 registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

6.
All other documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment that indicates that all shares of common stock covered by this registration statement have been sold or that deregisters all such shares remaining unsold.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this registration statement will be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement or in any other subsequently filed document which also is or is deemed to be incorporated by reference to this registration statement modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this registration statement.
Item 4.    Description of Securities.
Not applicable.
Item 5.    Interests of Named Experts and Counsel.
Not applicable.
Item 6.    Indemnification of Directors and Officers.
Section 1 of Article Ninth of the Restated Certificate of Incorporation of the Registrant (the “Certificate of Incorporation”) provides that a director will not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (a) for any breach of the director’s duty of loyalty to the Registrant or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the Delaware General Corporation Law (the “Act”), or (d) for any transaction from which the director derived an improper personal benefit.
Section 2(a) of Article Ninth of the Certificate of Incorporation provides that each person who was or is made a party or is threatened to be made a party to, or is involved in, any action, suit or proceeding by reason of the fact that he or she is or was a director or officer of the Registrant (or is or was serving at the request of the Registrant as a director, officer, employee or agent for another entity) while serving in such capacity will be indemnified and held harmless by the Registrant, to the full extent authorized by the Act, as in effect (or, to the extent indemnification is broadened, as it may be amended) against all expense, liability or loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in Section 2(b) of Article Ninth of the Certificate of Incorporation, the Registrant shall indemnify any such person seeking indemnification in connection with a proceeding initiated by such person only if such proceeding was authorized by the Board of Directors of the Registrant. With respect to derivative actions, indemnification only extends to expenses (including attorneys’ fees) incurred in connection with defense or settlement of such an action, and the Act requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the Registrant. Rights conferred by Section 2(a) of Article Ninth of the Certificate of Incorporation are contract rights and include the right to be paid by the Registrant the expenses incurred in defending any proceeding specified above in advance of its final disposition; provided that, if the Act so requires, such payment will only be made upon delivery to the Registrant by the indemnified party of an undertaking to repay all amounts advanced if it is ultimately determined that the person receiving such payments is not entitled to be indemnified under such Section 2(a) of Article Ninth of the Certificate of Incorporation or otherwise. The Registrant may, by action of its Board of Directors, provide indemnification to its employees and agents with the same scope and effect as the foregoing indemnification of directors and officers.
Section 2(b) of Article Ninth of the Certificate of Incorporation provides that persons indemnified under Section 2(a) of Article Ninth of the Certificate of Incorporation may bring suit against the Registrant to recover unpaid amounts claimed thereunder, and that if such suit is successful, the expense of bringing such suit will be reimbursed by the Registrant. While it is a defense to such a suit that the person claiming indemnification has not met the applicable standards of conduct making indemnification permissible under the Act, the burden of proving the defense is on the Registrant and neither the failure of the Registrant’s Board of Directors, independent legal counsel or shareholders to have made a determination that indemnification is proper, nor an actual determination that the claimant has not met the applicable standard of conduct, is a defense to the action or creates a presumption that the claimant has not met the applicable standard of conduct.
The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in paragraphs 2(a) and 2(b) of Article Ninth of the Certificate of Incorporation is not exclusive of any other right which any person may have or acquire under any statute, provision of the Certificate of Incorporation or By-Laws, or otherwise. The Registrant may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Registrant or other entity against any expense, liability or loss, whether or not the Registrant would have the power to indemnify such persons against such expense, liability or loss under the Act.
Item 7.    Exemption from Registration Claimed.
Not applicable.
Item 8.    Exhibits.
Exhibit No.    Document

5*	Opinion of McAfee & Taft A Professional Corporation.

23.1*	Consent of McAfee & Taft A Professional Corporation (Included in Exhibit 5 to this registration statement).

23.2*	Consent of Deloitte & Touche LLP.

24*	Power of Attorney (Included on the signature page to this registration statement).

____________________________

* Filed herewith
Item 9.    Undertakings
(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement; and

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of McKinney, State of Texas, on June 29, 2018.
(Registrant)                TORCHMARK CORPORATION
By:     /s/ Gary L. Coleman                                Gary L. Coleman
Co-Chairman and Chief Executive Officer

By:    /s/ Larry M. Hutchison                        Larry M. Hutchinson
Co-Chairman and Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Carol A. McCoy as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Gary L. Coleman	Co-Chairman and Chief Executive Officer and Director	June 29, 2018
Gary L. Coleman

/s/ Larry M. Hutchison	Co-Chairman and Chief Executive Officer and Director	June 29, 2018
Larry M. Hutchison

/s/ Frank M. Svoboda	Executive Vice President and Chief Financial Officer (Principal Accounting Officer)	June 29, 2018
Frank M. Svoboda

/s/ Charles E. Adair	Director	June 29, 2018
Charles E. Adair

/s/ Linda L. Addison	Director	June 22, 2018
Linda L. Addison

/s/ Marilyn A. Alexander	Director	June 8, 2018
Marilyn A. Alexander

/s/ Cheryl D. Alston	Director	June 19, 2018
Cheryl D. Alston

/s/ David L. Boren	Director	June 29, 2018
David L. Boren

/s/ Jane M. Buchan	Director	June 29, 2018
Jane M. Buchan

/s/ Robert W. Ingram	Director	June 6, 2018
Robert W. Ingram

/s/ Steven P. Johnson	Director	June 7, 2018
Steven P. Johnson

/s/ Darren M. Rebelez	Director	June 20, 2018
Darren M. Rebelez

/s/ Lamar C. Smith	Director	June 6, 2018
Lamar C. Smith

/s/ Mary E. Thigpen	Director	June 6, 2018
Mary E. Thigpen

/s/ Paul J. Zucconi	Director	June 7, 2018
Paul J. Zucconi